HomeStreet, Inc. Reports Record Full Year Net Income
2012 Net Income of $82.1 Million Driven by
Record Mortgage Banking Revenue
SEATTLE – February 4, 2013 – (BUSINESS WIRE) – HomeStreet, Inc. (NASDAQ:HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today announced net income of $21.5 million, or $1.46 per diluted share, for the fourth quarter of 2012, compared to net income of $7.0 million, or $1.21 per share, for the fourth quarter of 2011. For the full year 2012, net income was $82.1 million, or $5.98 per share, compared to $16.1 million, or $2.80 per share, for 2011.

•	Record financial performance:

◦	Full year 2012:

▪	Record net income of $82.1 million, up 409% from 2011.

▪	Net interest margin of 2.89%, up from 2.36% in 2011.

▪	Return on average equity of 39.18% and return on average assets of 3.43%.

◦	Fourth quarter 2012:

▪	Net income of $21.5 million, up 206% from fourth quarter 2011.

▪	Net interest margin of 3.06%, up from 2.48% in 2011.

▪	Return on average equity of 32.80% and return on average assets of 3.46%.

•	Record mortgage banking results:

◦	Full year 2012:

▪	Record single family mortgage closed loan production of $4.67 billion, up 174% from 2011.

▪	Record net gain on mortgage origination and sale activities of $210.2 million, up 334% from 2011.

◦	Fourth quarter 2012:

▪	Record single family mortgage closed loan production of $1.52 billion, up 143% from fourth quarter 2011.

▪	Record net gain on mortgage origination and sale activities of $68.8 million, up 262% from fourth quarter 2011.

•	Other highlights:

◦
Loans held for investment were $1.31 billion at December 31, 2012, an increase of $40.3 million, or 3.2%, from the prior quarter with new loan originations in all of HomeStreet's primary lending lines of business: commercial and industrial, commercial real estate, residential construction and single family mortgage. This marks the second consecutive quarter of net increases in loans held for investment since early 2008.

◦	Transaction and savings deposits grew to $1.05 billion, or 52.9% of total deposits, up from $774.6 million, or 38.5% of total deposits, at December 31, 2011.

◦	Nonperforming assets declined to $53.8 million, or 2.05% of total assets, down 53.2% from December 31, 2011.

◦
During the fourth quarter of 2012, HomeStreet remained the second largest residential lender by volume of single family mortgages in the five-county Puget Sound area of Washington State (King, Snohomish, Pierce, Kitsap, and Thurston counties), as well as in Spokane County, Washington, and the largest residential lender by volume of single family homes in Clark County, Washington.(1)

◦	During the quarter, HomeStreet opened two new retail deposit branches. In 2012, a total of 15 new mortgage loan origination offices were opened.

◦
In recognition of the significant improvement in the Bank’s financial condition, results of operations and risk profile, in December 2012 the Bank’s regulators terminated their memorandum of understanding with the Bank, outstanding since March 26, 2012.

"HomeStreet's strong earnings in the fourth quarter concluded what has been a gratifying year for our company and our shareholders,” said President and Chief Executive Officer Mark K. Mason. “Our many accomplishments over the last year included the successful completion of our initial public offering, record earnings and returns on equity and assets, significant growth in mortgage originations and market share, significant improvement in asset quality, the successful restart of portfolio lending in each of our traditional commercial lending lines, and expansion of our deposit and lending branch networks. While we have been, and expect to continue to be successful in growing our mortgage lending business, we are also focused on the long term goal of business diversification. Toward that goal, we have made and we expect to continue to make substantial investments in our commercial and consumer businesses through new branches, increased staffing, new products and services, and related infrastructure improvements, and we are already seeing the return on these investments."
Mortgage Banking
Mortgage Production
Single family mortgage interest rate lock commitments in 2012, net of estimated fall out, totaled $4.79 billion, up from $1.77 billion in 2011. Rate lock commitments were $1.25 billion in the fourth quarter, up $711.8 million, or 131%, from the fourth quarter of 2011 and down $58.2 million, or 4.4%, from the third quarter of 2012. We believe that the decline in rate lock commitments in the fourth quarter of 2012 compared to the third quarter of 2012 was primarily the result of a decline in loan activity typical of the holiday season, which was partially offset by the continued expansion of our mortgage lending personnel and production capacity.
Single family closed loan volume designated for sale totaled $4.67 billion for 2012, up from $1.70 billion in 2011. The fourth quarter closed loan volume was $1.52 billion, increasing $894.9 million, or 143%, from the fourth quarter of 2011, and increasing $150.7 million, or 11.0%, from the third quarter of 2012. At December 31, 2012, the combined pipeline of rate lock commitments, net of estimated fallout, and mortgage loans held for sale was $1.18 billion, compared to a total pipeline of $1.25 billion at September 30, 2012, reflecting a reduction in rate lock commitments in the fourth quarter of 2012 which we believe reflects a seasonal decline in loan activity typical of the holiday season, partially offset by increased mortgage production capacity. The Company continues to grow its mortgage origination and production capacity, and increased its mortgage lending and support personnel by 10.8% in the fourth quarter and 146% during 2012.

(1) Combined results for HomeStreet and Windermere Mortgage Services Series LLC.

Net gain on mortgage loan origination and sale activities in the fourth quarter of 2012 was $68.8 million, an increase of $49.8 million, or 262%, over the fourth quarter of 2011 and $210.2 million for the full year, up from $48.5 million in 2011. Increased mortgage loan origination and sale revenue reflects continued strong demand for both purchase and refinance mortgage loans in our markets, including refinances through the federal government's expanded Home Affordable Refinance Program ("HARP 2.0"), primarily driven by continuing low mortgage interest rates as well as strong secondary market profit margins that persisted the entirety of 2012. Due to differences in the timing of revenue recognition between components of the gain on loan origination and sales activities, the Company analyzes the profitability of these activities using a 'Composite Margin,' which is comprised of the ratios of the components to their respective populations of interest rate lock commitments, loans closed and loans sold. The Composite Margin for the fourth quarter was 494 basis points, up from 493 basis points in the prior quarter (see the Mortgage Banking Activity table for details). HARP 2.0 refinances represented approximately 19% of loans originated in the fourth quarter of 2012. Overall, single family mortgage production was comprised of 32% purchases and 68% refinances in the fourth quarter of 2012.

In the fourth quarter of 2012, we identified an error in the fair value measurement of single family loans held for sale that understated the recorded amount of the loans, thereby delaying the recognition of a portion of the secondary marketing gains until the time that the loans are sold, which generally occurs in the month following loan funding.  The correction of this accounting error resulted in an increase to net gain on mortgage loan origination and sale activities and a related increase to loans held for sale in our consolidated statements of operations and consolidated statements of financial condition of $914 thousand, $1.3 million, $1.1 million and $1.3 million in the first, second, third and fourth quarters of this year, respectively. The fourth quarter amount represents a correction of the cumulative effect of the error for prior years, which was immaterial. Accordingly, we have recast the consolidated statements of operations and consolidated statements of financial condition for those periods for these immaterial amounts.
Mortgage Servicing
Mortgage servicing income of $651 thousand in the fourth quarter of 2012 decreased $5.3 million, or 89.1%, from the fourth quarter of 2011. For the full year, mortgage servicing income was $16.1 million, down from $38.1 million in 2011. The decrease from prior year periods for the quarter and year largely reflects a reduction in sensitivity to interest rates for the Company's mortgage servicing rights (MSRs), which has enabled the Company to reduce the notional amount of derivative instruments used to economically hedge MSRs. The lower notional amount of derivative instruments, along with a flatter yield curve, resulted in lower net gains from derivatives economically hedging MSRs, which negatively impacted mortgage servicing income. In addition, MSR risk management results for the quarter and for the full year reflect the impact in the fair value of MSRs due to changes in model inputs and assumptions related to factors other than interest rate changes, which are not within the scope of the Company's MSR hedging strategy. Such factors included changes to the Federal Housing Administration (FHA) streamlined refinance program and higher expected home values, both of which generally lead to higher projected prepayment speeds, and resulted in a net loss from MSR risk management activities in the fourth quarter of 2012. Mortgage servicing fees collected in the fourth quarter of 2012 increased $1.0 million, or 15.4%, over 2011 and increased $355 thousand, or 5.0%, as compared to the third quarter of 2012. The total loans serviced for others portfolio increased to $9.65 billion in 2012 compared to $7.70 billion at December 31, 2011.
Asset Quality
Classified assets of $86.3 million, or 3.28% of total assets at December 31, 2012, declined by $101.9 million, or 54.2%, from $188.2 million, or 8.31% of total assets, at December 31, 2011. Nonperforming assets (NPAs) of $53.8 million, or 2.05% of total assets at December 31, 2012, declined $61.2 million, or 53.2%, from $115.1 million, or 5.08% of total assets at December 31, 2011. Nonaccrual loans of $29.9 million, or 2.23% of total loans at December 31, 2012, declined $46.6 million, or 60.9%, from $76.5 million, or 5.69% of total loans at December 31, 2011. Other real estate owned (OREO) balances of $23.9 million at December 31, 2012 declined $14.6 million, or 37.9%, from $38.6 million at December 31, 2011. The improvement in NPAs primarily resulted from the resolution and reduction of nonperforming commercial construction assets which declined $63.7 million, or 81.3%, year-over-year. Loan delinquencies of $88.2 million, or 6.6% of total loans at December 31, 2012, declined $51.6 million, or 36.9%, from $139.9 million, or 10.4% of total loans at December 31, 2011. Excluding single family mortgage loans insured or guaranteed by the FHA or the Department of Veterans' Affairs (VA), loan delinquencies were $37.0 million, or 2.8% of total loans at December 31, 2012, down from $94.6 million, or 7.0% of total loans, at December 31, 2011.
NPAs declined $1.4 million, or 2.6%, from $55.3 million at September 30, 2012, primarily as a result of a $5.1 million, or 13.1%, reduction in nonperforming commercial assets, partially offset by a $3.6 million, or 21.7%, increase in nonperforming consumer assets.
The allowance for credit losses of $27.8 million, or 2.07% of total loans at December 31, 2012, decreased by $15.0 million from $42.8 million, or 3.18% of total loans, at December 31, 2011. The decrease in the allowance for credit losses is the result of the successful resolution of problem assets during the year as demonstrated in the significant improvements in classified asset balances, which declined 54.2%, and nonaccrual loan balances, which declined 60.9% during 2012. A provision for credit losses of $4.0 million was recorded for the fourth quarter of 2012, compared to $5.5 million recorded in the third quarter of 2012. Net charge-offs in the fourth quarter of 2012 were $3.9 million, down from $5.0 million in the third quarter of 2012.
Branch Banking
Deposit balances were $1.98 billion at December 31, 2012, down from $2.01 billion at December 31, 2011. Certificates of deposit decreased $378.3 million, or 36.6%, from a year ago as a result of the managed reduction of these higher-cost deposits and replacement with transaction and savings deposits, which increased $271.5 million, or 35.1%, from a year ago. The improvement in the composition of deposits reflects our successful efforts to attract transaction and savings deposit balances through our branch network and convert customers with maturing certificates of deposit to transaction and savings deposits.
Toward our goal of growing our consumer and commercial customer base, we opened two new deposit branches in the Seattle metropolitan area during the fourth quarter of 2012.

Results of Operations
Net Interest Income
Net interest income in the fourth quarter of 2012 was $16.6 million, up $3.8 million, or 29.8%, from the fourth quarter of 2011. Full year net interest income was $60.7 million in 2012, up from $48.5 million in 2011. The fourth quarter net interest margin increased to 3.06% from 2.48% in the fourth quarter of 2011, and decreased from 3.12% in the third quarter 2012. Total average interest earning assets increased from the prior year periods as higher mortgage production volumes in 2012 resulted in a higher average balance of loans held for sale, partially offset by a decrease in cash and cash equivalents which was used to fund loans held for sale production. Total average interest bearing deposit balances declined from the prior year periods mostly as a result of declines in higher-cost certificates of deposit, partially offset by an increase in transaction and savings deposits. The decline in the net interest margin from the prior quarter is primarily due to the recognition in the third quarter of accumulated interest collected on nonaccrual loans.
Noninterest Income
Noninterest income in the fourth quarter of 2012 was $71.7 million, up $44.2 million, or 160%, from $27.5 million in the fourth quarter of 2011. Full year noninterest income was $237.5 million in 2012, up from $97.2 million in 2011, primarily driven by increased mortgage loan origination and sale revenue. The increase in net gain on mortgage loan origination and sale activities in 2012 from prior year periods reflects increased single family loan production volume and continued strength in secondary market profit margins. Partially offsetting this increase to noninterest income is a decrease in mortgage servicing income, reflecting a reduction in income recognized from MSR risk management activities.
Noninterest Expense
Noninterest expense in the fourth quarter of 2012 was $55.8 million, up $21.9 million, or 64.5%, from $33.9 million in the fourth quarter of 2011. Full year noninterest expense was $183.1 million in 2012, up 44.8% from $126.5 million in 2011. The increase in noninterest expense during 2012 was primarily due to an increase in incentive compensation, including commissions to lending personnel, driven by growth in closed mortgage loan volume.
Income Taxes
The Company's income tax expense was $7.1 million for the quarter. The Company's 2012 year-to-date income tax expense of $21.5 million is based on the Company's annual effective income tax rate plus discrete benefits recognized during the year. The Company's effective tax rate for the year of 21% differs from the Federal statutory tax rate of 35% primarily due to a $14.4 million tax benefit related to the reversal of the Company's beginning of year valuation allowance against deferred tax assets, tax exempt income and state income taxes in Oregon, Hawaii and Idaho.
Capital
Regulatory capital ratios for the Bank are as follows:

	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Well-capitalized ratios
Tier 1 leverage capital (to average assets)	11.8%	10.9%	6.0%	5.0%
Tier 1 risk-based capital (to risk-weighted assets)	18.1%	16.8%	9.9%	6.0%
Total risk-based capital (to risk-weighted assets)	19.3%	18.0%	11.2%	10.0%
The Bank continues to meet the capital requirements of a "well-capitalized" institution.
Stock Split
On October 24, 2012, the Board of Directors approved a two-for-one forward split of the Company's common stock that was effective on November 5, 2012. Shares outstanding and per share information have been adjusted to reflect the stock split.
Conference Call
HomeStreet, Inc. will conduct a quarterly earnings conference call on Monday, February 4, 2013 at 10:00 a.m. PST (1:00 p.m. EST). The Company will discuss fourth quarter and year-end 2012 results and provide an update on recent activities. A question and answer session will follow the presentation. Shareholders, analysts and other interested parties may join the call by dialing 1-888-317-6016 shortly before 10:00 a.m. PST. A rebroadcast will be available approximately one hour after the conference call by dialing 1-877-344-7529 and entering passcode 10023354.

About HomeStreet, Inc.
HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington, and the bank holding company for HomeStreet Bank, a state-chartered, FDIC-insured savings bank. HomeStreet Bank offers consumer and commercial banking, investment and insurance products and services in Washington, Oregon and Hawaii. HomeStreet Bank conducts lending activities in Washington, Oregon, Hawaii, Idaho, California, Arizona and Alaska.  For more information, visit http://ir.homestreet.com.
Forward-Looking Statements
This report to shareholders contains forward-looking statements concerning HomeStreet, Inc. and the Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. When used in this press release, the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms) may help identify forward-looking statements. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. For instance, our ability to expand our banking operations geographically and across market sectors, grow our franchise and capitalize on market opportunities may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, regulatory and legislative actions that may constrain our ability to do business, significant increases in the competition we face in our industry and market and the extent of our success in problem asset resolution efforts. In addition, we may not recognize all or a substantial portion of the value of our rate-lock loan activity due to challenges our customers may face in meeting current underwriting standards, a decrease in interest rates, an increase in competition for such loans, unfavorable changes in general economic conditions, including housing prices, the job market, consumer confidence and spending habits either nationally or in the regional and local market areas in which the Company does business and legislative or regulatory actions or reform (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act). A discussion of the factors that we know to pose risk to the achievement of our business goals and our operational and financial objectives is contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2012. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.
Information contained herein, other than information at December 31, 2011, and for the twelve months then ended, is unaudited. All financial data should be read in conjunction with the notes to the consolidated financial statements of HomeStreet, Inc., and subsidiaries as of and for the fiscal year ended December 31, 2011, as contained in the Company's Annual Report on Form 10-K for such fiscal year.

Source: HomeStreet, Inc.

Contact:	Investor Relations & Media:
HomeStreet, Inc.
Terri Silver, 206-389-6303
terri.silver@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	Quarter ended					Year ended
(in thousands, except share data)	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Operations Data (for the period ended):
Net interest income(1)	$16,591	$16,520	$14,799	$12,833	$12,784	$60,743	$48,494
Provision for loan losses	4,000	5,500	2,000	—	—	11,500	3,300
Noninterest income(1)	71,720	68,976	56,743	40,097	27,543	237,534	97,205
Noninterest expense	55,754	45,819	46,847	34,687	33,903	183,105	126,494
Net income before taxes	28,557	34,177	22,695	18,243	6,424	103,672	15,905
Income taxes	7,060	12,186	4,017	(1,716)	(602)	21,546	(214)
Net income	$21,497	$21,991	$18,678	$19,959	$7,026	$82,126	$16,119
Basic earnings per common share (2)	$1.50	$1.53	$1.31	$1.94	$1.30	$6.17	$2.98
Diluted earnings per common share (2)	$1.46	$1.50	$1.26	$1.86	$1.21	$5.98	$2.80
Weighted average common shares
Basic	14,371,120	14,335,950	14,252,120	10,292,566	5,403,498	13,312,939	5,403,498
Diluted	14,714,166	14,699,032	14,824,064	10,720,330	5,797,170	13,739,398	5,748,342
Shareholders’ equity per share	$18.34	$16.82	$15.05	$13.41	$15.99	$18.34	$15.99
Common shares outstanding (2)	14,382,638	14,354,972	14,325,214	14,325,214	5,403,498	14,382,638	5,403,498

Financial position (at period end):
Cash and cash equivalents	$25,285	$22,051	$75,063	$92,953	$263,302	$25,285	$263,302
Investment securities available for sale	416,329	414,050	415,610	446,198	329,047	416,329	329,047
Loans held for sale	620,799	535,908	415,189	291,868	150,409	620,799	150,409
Loans held for investment, net	1,308,974	1,268,703	1,235,253	1,295,471	1,300,873	1,308,974	1,300,873
Mortgage servicing rights	95,493	81,512	78,240	86,801	77,281	95,493	77,281
Other real estate owned	23,941	17,003	40,618	31,640	38,572	23,941	38,572
Total assets	2,631,230	2,511,269	2,427,203	2,368,729	2,264,957	2,631,230	2,264,957
Deposits	1,976,835	1,981,814	1,904,749	2,000,633	2,009,755	1,976,835	2,009,755
FHLB advances	259,090	131,597	65,590	57,919	57,919	259,090	57,919
Repurchase agreements	—	—	100,000	—	—	—	—
Shareholders’ equity	263,762	241,499	215,614	192,139	86,407	263,762	86,407

Financial position (averages):
Investment securities available for sale	$418,261	$411,916	$431,875	$381,129	$338,933	$410,819	$306,813
Loans held for investment	1,297,615	1,270,652	1,304,740	1,338,552	1,385,037	1,303,010	1,477,976
Total interest earning assets	2,244,727	2,187,059	2,143,380	2,090,190	2,078,506	2,166,827	2,069,858
Total interest bearing deposits	1,609,075	1,625,437	1,640,159	1,705,371	1,745,493	1,644,859	1,814,464
FHLB advances	122,516	112,839	79,490	57,919	59,169	93,325	93,755
Repurchase agreements	558	18,478	52,369	—	—	17,806	—
Total interest bearing liabilities	1,794,006	1,818,611	1,833,875	1,825,147	1,866,519	1,817,847	1,970,725
Shareholders’ equity	262,163	231,361	207,344	140,794	84,038	209,629	68,537

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	Quarter ended					Year ended
(in thousands, except share data)	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Financial performance:
Return on average common shareholders’ equity (3)	32.80%	38.02%	36.03%	56.70%	33.44%	39.18%	23.52%
Return on average assets	3.46%	3.60%	3.15%	3.45%	1.23%	3.43%	0.70%
Net interest margin (1)(4)	3.06%	3.12%	2.85%	2.51%	2.48%	2.89%	2.36%
Efficiency ratio (5)	63.13%	53.59%	65.48%	65.53%	84.07%	61.39%	86.82%
Operating efficiency ratio (7)	61.81%	53.18%	57.03%	60.77%	74.78%	58.01%	66.04%
Asset quality:
Allowance for credit losses	$27,751	$27,627	$27,125	$35,402	$42,800	$27,751	$42,800
Allowance for credit losses/total loans	2.07%	2.12%	2.13%	2.64%	3.18%	2.07%	3.18%
Allowance for loan losses/nonaccrual loans	92.20%	71.80%	81.28%	46.58%	55.81%	92.20%	55.81%
Total classified assets	$86,270	$102,385	$137,165	$208,792	$188,167	$86,270	$188,167
Classified assets/total assets	3.28%	4.08%	5.66%	8.82%	8.31%	3.28%	8.31%
Total nonaccrual loans (6)	$29,892	$38,247	$33,107	$75,575	$76,484	$29,892	$76,484
Nonaccrual loans/total loans	2.23%	2.94%	2.62%	5.66%	5.69%	2.23%	5.69%
Other real estate owned	$23,941	$17,003	$40,618	$31,640	$38,572	$23,941	$38,572
Total nonperforming assets	$53,833	$55,250	$73,725	$107,215	$115,056	$53,833	$115,056
Nonperforming assets/total assets	2.05%	2.20%	3.04%	4.53%	5.08%	2.05%	5.08%
Net charge-offs	$3,876	$4,998	$10,277	$7,398	$10,586	$26,549	$25,066
Regulatory capital ratios for the Bank:
Tier 1 capital to total assets (leverage)	11.78%	10.86%	10.20%	9.33%	6.04%	11.78%	6.04%
Tier 1 risk-based capital	18.05%	16.76%	15.83%	14.23%	9.88%	18.05%	9.88%
Total risk-based capital	19.31%	18.01%	17.09%	15.50%	11.15%	19.31%	11.15%
Other data:
Full-time equivalent employees (ending)	1,099	998	913	821	613	1,099	613

(1)	Certain prior period amounts have been reclassified between net interest income and noninterest income to conform to the current period presentation in all tables provided.

(2)	Per share data shown after giving effect to the 2-for-1 forward stock splits effective November 5, 2012 and March 6, 2012.

(3)	Net earnings available to common shareholders divided by average common shareholders’ equity.

(4)	Net interest income divided by total interest earning assets on a tax equivalent basis.

(5)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(6)	Generally, loans are placed on nonaccrual status when they are 90 or more days past due.

(7)
We include an operating efficiency ratio which is not calculated based on generally accepted accounting principles in the United States (“GAAP”), but which we believe provides important information regarding our results of operations. Our calculation of the operating efficiency ratio is computed by dividing noninterest expense less costs related to OREO (gains (losses) on sales, valuation allowance adjustments, and maintenance and taxes) by total revenue (net interest income and noninterest income). Management uses this non-GAAP measurement as part of its assessment of performance in managing noninterest expense. We believe that costs related to OREO are more appropriately considered as credit-related costs rather than as an indication of our operating efficiency. The following table provides a reconciliation of non-GAAP to GAAP measurement.

	Quarter ended					Year ended
	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Efficiency ratio	63.13%	53.59%	65.48%	65.53%	84.07%	61.39%	86.82%
Less impact of OREO expenses	1.32%	0.41%	8.45%	4.76%	9.29%	3.38%	20.78%
Operating efficiency ratio	61.81%	53.18%	57.03%	60.77%	74.78%	58.01%	66.04%

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Operations

	Quarter ended Dec. 31,		%	Year Ended Dec. 31,		%
(in thousands, except share data)	2012	2011	Change	2012	2011	Change
Interest income:
Loans	$18,713	$17,351	8	$71,057	$71,795	(1)
Investment securities available for sale	2,186	1,792	22	9,391	6,920	36
Other	27	203	(87)	243	477	(49)
	20,926	19,346	8	80,691	79,192	2
Interest expense:
Deposits	3,756	5,388	(30)	16,741	24,815	(33)
Federal Home Loan Bank advances	282	699	(60)	1,788	3,821	(53)
Securities sold under agreements to repurchase	1	—	NM	70	—	NM
Long-term debt	292	459	(36)	1,333	2,046	(35)
Other	4	16	(75)	16	16	NM
	4,335	6,562	(34)	19,948	30,698	(35)
Net interest income	16,591	12,784	30	60,743	48,494	25
Provision for credit losses	4,000	—	NM	11,500	3,300	248
Net interest income after provision for credit losses	12,591	12,784	(2)	49,243	45,194	9
Noninterest income:
Net gain on mortgage loan origination and sale activities	68,753	19,001	262	210,209	48,467	334
Mortgage servicing income	651	5,963	(89)	16,121	38,056	(58)
Income from Windermere Mortgage Services, Inc.	516	739	(30)	4,264	2,119	101
Gain (loss) on debt extinguishment	—	—	—	(939)	2,000	NM
Depositor and other retail banking fees	800	748	7	3,062	3,061	—
Insurance commissions	193	186	4	743	910	(18)
Gain on securities available for sale	141	459	(69)	1,490	1,102	35
Other	666	447	49	2,584	1,490	73
	71,720	27,543	160	237,534	97,205	144
Noninterest expense:
Salaries and related costs	38,680	16,462	135	119,829	53,519	124
General and administrative	8,322	6,182	35	27,352	18,490	48
Legal	325	1,075	(70)	1,796	3,360	(47)
Consulting	1,291	2,011	(36)	3,037	2,644	15
Federal Deposit Insurance Corporation assessments	803	1,256	(36)	3,554	5,534	(36)
Occupancy	2,425	1,733	40	8,585	6,764	27
Information services	2,739	1,436	91	8,867	5,902	50
Other real estate owned expense	1,169	3,748	(69)	10,085	30,281	(67)
	55,754	33,903	64	183,105	126,494	45
Income before income tax expense	28,557	6,424	345	103,672	15,905	552
Income tax expense (benefit)	7,060	(602)	NM	21,546	(214)	NM
NET INCOME	$21,497	$7,026	206	$82,126	$16,119	409

Basic income per share	$1.50	$1.30	15	$6.17	$2.98	107
Diluted income per share	1.46	1.21	21	5.98	2.80	114
Basic weighted average number of shares outstanding	14,371,120	5,403,498	166	13,312,939	5,403,498	146
Diluted weighted average number of shares outstanding	14,714,166	5,797,170	154	13,739,398	5,748,342	139

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Operation

	Quarter ended
(in thousands, except share data)	Dec. 31, 2012	Sept. 30, 2012	Jun. 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Interest income:
Loans	$18,713	$18,512	$17,351	$16,481	$17,351
Investment securities available for sale	2,186	2,517	2,449	2,238	1,792
Other	27	24	56	137	203
	20,926	21,053	19,856	18,856	19,346
Interest expense:
Deposits	3,756	3,908	4,198	4,879	5,388
Federal Home Loan Bank advances	282	297	535	675	699
Securities sold under agreements to repurchase	1	19	50	—	—
Long-term debt	292	305	271	465	459
Other	4	4	3	4	16
	4,335	4,533	5,057	6,023	6,562
Net interest income	16,591	16,520	14,799	12,833	12,784
Provision for credit losses	4,000	5,500	2,000	—	—
Net interest income after provision for credit losses	12,591	11,020	12,799	12,833	12,784
Noninterest income:
Net gain on mortgage loan origination and sale activities	68,753	65,233	46,727	29,496	19,001
Mortgage servicing income	651	506	7,091	7,873	5,963
Income from Windermere Mortgage Services, Inc.	516	1,188	1,394	1,166	739
Loss on debt extinguishment	—	—	(939)	—	—
Depositor and other retail banking fees	800	756	771	735	748
Insurance commissions	193	192	177	182	186
Gain on securities available for sale	141	397	911	41	459
Other	666	704	611	604	447
	71,720	68,976	56,743	40,097	27,543
Noninterest expense:
Salaries and related costs	38,680	31,573	28,224	21,351	16,462
General and administrative	8,322	7,033	6,725	5,273	6,182
Legal	325	312	724	435	1,075
Consulting	1,291	1,069	322	355	2,011
Federal Deposit Insurance Corporation assessments	803	794	717	1,240	1,256
Occupancy	2,425	2,279	2,092	1,790	1,733
Information services	2,739	2,411	1,994	1,723	1,436
Other real estate owned expense	1,169	348	6,049	2,520	3,748
	55,754	45,819	46,847	34,687	33,903
Income before income tax expense	28,557	34,177	22,695	18,243	6,424
Income tax expense (benefit)	7,060	12,186	4,017	(1,716)	(602)
NET INCOME	$21,497	$21,991	$18,678	$19,959	$7,026

Basic income per share	$1.50	$1.53	$1.31	$1.94	$1.30
Diluted income per share	1.46	1.50	1.26	1.86	1.21
Basic weighted average number of shares outstanding	14,371,120	14,335,950	14,252,120	10,292,566	5,403,498
Diluted weighted average number of shares outstanding	14,714,166	14,699,032	14,824,064	10,720,330	5,797,170

HomeStreet, Inc. and Subsidiaries
Consolidated Statements of Financial Condition

(in thousands, except share data)	Dec. 31, 2012	Dec. 31, 2011	% Change
Assets:
Cash and cash equivalents (including interest-bearing instruments of $12,414 and $246,113)	$25,285	$263,302	(90)
Investment securities available for sale	416,329	329,047	27
Loans held for sale (includes $607,578 and $130,546 carried at fair value)	620,799	150,409	313
Loans held for investment (net of allowance for loan losses of $27,561 and $42,689)	1,308,974	1,300,873	1
Mortgage servicing rights (includes $87,396 and $70,169 carried at fair value)	95,493	77,281	24
Other real estate owned	23,941	38,572	(38)
Federal Home Loan Bank stock, at cost	36,367	37,027	(2)
Premises and equipment, net	15,232	6,569	132
Accounts receivable and other assets	88,810	61,877	44
Total assets	$2,631,230	$2,264,957	16
Liabilities and shareholders’ equity
Liabilities:
Deposits	$1,976,835	$2,009,755	(2)
Federal Home Loan Bank advances	259,090	57,919	347
Accounts payable and accrued expenses	69,686	49,019	42
Long-term debt	61,857	61,857	—
Total liabilities	2,367,468	2,178,550	9
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares
Issued and outstanding, 0 shares and 0 shares	—	—	—
Common stock, no par value
Authorized 80,000,000
Issued and outstanding, 14,382,638 shares and 5,403,498 shares	511	511	—
Additional paid-in capital	90,189	31	NM
Retained earnings	163,872	81,746	100
Accumulated other comprehensive income	9,190	4,119	123
Total shareholders’ equity	263,762	86,407	205
Total liabilities and shareholders’ equity	$2,631,230	$2,264,957	16

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Statements of Financial Condition

(in thousands, except share data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Assets:
Cash and cash equivalents	$25,285	$22,051	$75,063	$92,953	$263,302
Investment securities available for sale	416,329	414,050	415,610	446,198	329,047
Loans held for sale	620,799	535,908	415,189	291,868	150,409
Loans held for investment	1,308,974	1,268,703	1,235,253	1,295,471	1,300,873
Mortgage servicing rights	95,493	81,512	78,240	86,801	77,281
Other real estate owned	23,941	17,003	40,618	31,640	38,572
Federal Home Loan Bank stock, at cost	36,367	36,697	37,027	37,027	37,027
Premises and equipment, net	15,232	13,060	10,226	7,034	6,569
Accounts receivable and other assets	88,810	122,285	119,977	79,737	61,877
Total assets	$2,631,230	$2,511,269	$2,427,203	$2,368,729	$2,264,957
Liabilities and shareholders’ equity
Liabilities:
Deposits	$1,976,835	$1,981,814	$1,904,749	$2,000,633	$2,009,755
Federal Home Loan Bank advances	259,090	131,597	65,590	57,919	57,919
Securities sold under agreements to repurchase	—	—	100,000	—	—
Accounts payable and accrued expenses	69,686	94,502	79,393	56,181	49,019
Long-term debt	61,857	61,857	61,857	61,857	61,857
Total liabilities	2,367,468	2,269,770	2,211,589	2,176,590	2,178,550
Shareholders’ equity:
Preferred stock, no par value
Authorized 10,000 shares	—	—	—	—	—
Common stock, no par value
Authorized 80,000,000	511	511	511	511	511
Additional paid-in capital	90,189	89,264	88,637	86,755	31
Retained earnings	163,872	142,375	120,384	101,705	81,746
Accumulated other comprehensive income	9,190	9,349	6,082	3,168	4,119
Total shareholders’ equity	263,762	241,499	215,614	192,139	86,407
Total liabilities and shareholders’ equity	$2,631,230	$2,511,269	$2,427,203	$2,368,729	$2,264,957

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis)

	Quarter ended Dec. 31,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$28,029	$26	0.39%	$180,596	$200	0.46%
Investment securities	418,261	2,682	2.56%	338,933	1,867	2.20%
Loans held for sale	500,822	4,175	3.36%	173,940	1,801	4.14%
Loans held for investment	1,297,615	14,571	4.48%	1,385,037	15,589	4.49%
Total interest-earning assets	2,244,727	21,454	3.82%	2,078,506	19,457	3.73%
Noninterest-earning assets (2)	238,433			206,827
Total assets	$2,483,160			$2,285,333
Liabilities and shareholders’ equity:
Deposits:
Interest-bearing demand accounts	$159,192	130	0.32%	$136,627	117	0.34%
Savings accounts	104,748	105	0.40%	63,883	78	0.48%
Money market accounts	677,135	855	0.50%	484,310	721	0.59%
Certificate accounts	668,000	2,666	1.59%	1,060,673	4,471	1.67%
Total interest-bearing deposits	1,609,075	3,756	0.93%	1,745,493	5,387	1.22%
FHLB advances	122,516	282	0.95%	59,169	699	4.68%
Securities sold under agreements to repurchase	558	1	0.26%	—	—	—%
Long-term debt	61,857	292	1.89%	61,857	459	2.97%
Other borrowings	—	4	—%	—	16	—%
Total interest-bearing liabilities	1,794,006	4,335	0.96%	1,866,519	6,561	1.40%
Other noninterest-bearing liabilities	426,991			334,776
Total liabilities	2,220,997			2,201,295
Shareholders’ equity	262,163			84,038
Total liabilities and shareholders’ equity	$2,483,160			$2,285,333
Net interest income (3)		$17,119			$12,896
Net interest spread			2.86%			2.33%
Impact of noninterest-bearing sources			0.20%			0.15%
Net interest margin			3.06%			2.48%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $528 thousand for the quarter ended December 31, 2012 and $112 thousand for the quarter ended December 31, 2011, respectively. The Company's estimated marginal tax rate was 36% for the periods presented.

 HomeStreet, Inc. and Subsidiaries
Average Balances, Yields and Rates Paid (Taxable-equivalent basis) (continued)

	Year Ended Dec. 31,
	2012			2011
(in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Cash & cash equivalents	$94,478	$231	0.24%	$159,031	$465	0.29%
Investment securities	410,819	11,064	2.69%	306,813	7,083	2.31%
Loans held for sale	358,520	12,713	3.54%	126,038	5,602	4.44%
Loans held for investment	1,303,010	58,490	4.49%	1,477,976	66,342	4.49%
Total interest-earning assets	2,166,827	82,498	3.81%	2,069,858	79,492	3.84%
Noninterest-earning assets (2)	225,704			229,943
Total assets	$2,392,531			$2,299,801
Liabilities and Shareholders’ Equity:
Deposits:
Interest-bearing demand accounts	$151,029	498	0.33%	$129,254	575	0.44%
Savings accounts	90,246	395	0.44%	57,513	335	0.58%
Money market accounts	613,546	3,243	0.53%	450,362	3,018	0.67%
Certificate accounts	790,038	12,605	1.60%	1,177,335	20,887	1.77%
Total interest-bearing deposits	1,644,859	16,741	1.02%	1,814,464	24,815	1.37%
FHLB advances	93,325	1,788	1.91%	93,755	3,821	4.08%
Securities sold under agreements to repurchase	17,806	70	0.39%	—	—	—%
Long-term debt	61,857	1,333	2.16%	62,506	2,046	3.27%
Other borrowings	—	16	—%	—	16	—%
Total interest-bearing liabilities	1,817,847	19,948	1.10%	1,970,725	30,698	1.56%
Other noninterest-bearing liabilities	365,055			260,539
Total liabilities	2,182,902			2,231,264
Shareholders’ equity	209,629			68,537
Total liabilities and shareholders’ equity	$2,392,531			$2,299,801
Net interest income (3)		$62,550			$48,794
Net interest spread			2.71%			2.28%
Impact of noninterest-bearing sources			0.18%			0.08%
Net interest margin			2.89%			2.36%

(1)	The average balances of nonaccrual assets and related income, if any, are included in their respective categories.

(2)	Includes loan balances that have been foreclosed and are now reclassified to other real estate owned.

(3)
Includes taxable-equivalent adjustments, which is a non-GAAP measure, primarily related to tax-exempt income on certain loans and securities of $1.8 million for the twelve months ended December 31, 2012 and $300 thousand for the twelve months ended December 31, 2011, respectively. The Company's estimated marginal tax rate was 36% for the periods presented.

HomeStreet, Inc. and Subsidiaries
Five Quarter Investment Securities Available for Sale

(in thousands, except for duration data)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Mortgage backed:
Residential	$62,853	$63,365	$48,136	$40,575	$—
Commercial	14,380	14,532	14,602	14,410	14,483
Municipal bonds	129,174	128,595	126,681	79,051	49,584
Collateralized mortgage obligations:
Residential	170,199	167,513	185,970	245,889	223,390
Commercial	9,043	9,110	9,165	10,019	10,070
Agency	—	—	—	25,007	—
US Treasury	30,679	30,935	31,056	31,247	31,520
	$416,328	$414,050	$415,610	$446,198	$329,047
Weighted average duration in years	4.9	5.0	5.1	5.1	4.4

Five Quarter Loans Held for Investment

(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Consumer loans
Single family residential	$673,865	$602,164	$537,174	$506,103	$496,934
Home equity	136,746	141,343	147,587	152,924	158,936
	810,611	743,507	684,761	659,027	655,870
Commercial loans
Commercial real estate	361,879	360,919	370,064	391,727	402,139
Multifamily residential	17,012	36,912	47,069	56,328	56,379
Construction/land development	71,033	77,912	83,797	158,552	173,405
Commercial business	79,576	80,056	79,980	68,932	59,831
	529,500	555,799	580,910	675,539	691,754
	1,340,111	1,299,306	1,265,671	1,334,566	1,347,624
Net deferred loan fees and discounts	(3,576)	(3,142)	(3,508)	(3,891)	(4,062)
	1,336,535	1,296,164	1,262,163	1,330,675	1,343,562
Allowance for loan losses	(27,561)	(27,461)	(26,910)	(35,204)	(42,689)
	$1,308,974	$1,268,703	$1,235,253	$1,295,471	$1,300,873

Allowance as a % of loans held for investment	2.07%	2.12%	2.13%	2.64%	3.18%
Allowance as a % of nonaccrual loans	92.20%	71.80%	81.28%	46.58%	55.81%

HomeStreet, Inc. and Subsidiaries
Five Quarter Credit Quality Activity

Allowance for Credit Losses (roll-forward)

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Allowance for Credit Losses (roll-forward):
Beginning balance	$27,627	$27,125	$35,402	$42,800	$53,386
Provision for credit losses	4,000	5,500	2,000	—	—
(Charge-offs), net of recoveries	(3,876)	(4,998)	(10,277)	(7,398)	(10,586)
Ending balance	$27,751	$27,627	$27,125	$35,402	$42,800

Nonperforming assets (NPAs) roll-forward

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Beginning balance	$55,250	$73,725	$107,215	$115,056	$159,462
Additions	9,973	20,703	13,208	18,776	7,251
Reductions:
Charge-offs	(3,876)	(4,441)	(10,277)	(7,398)	(10,586)
OREO sales	(2,028)	(25,946)	(9,804)	(8,878)	(26,037)
OREO writedowns	(1,216)	(2,623)	(5,578)	(2,754)	(3,564)
Principal paydown, payoff advances	(1,807)	(4,794)	(12,037)	(1,321)	(3,871)
Transferred back to accrual status	(2,463)	(1,374)	(9,002)	(6,266)	(7,599)
Total reductions	(11,390)	(39,178)	(46,698)	(26,617)	(51,657)
Net additions/(reductions)	(1,417)	(18,475)	(33,490)	(7,841)	(44,406)
Ending balance	$53,833	$55,250	$73,725	$107,215	$115,056

HomeStreet, Inc. and Subsidiaries
Five Quarter Nonperforming Assets by Loan Class

(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Nonaccrual loans:
Consumer loans
Single family residential	$13,304	$12,900	$7,530	$14,290	$12,104
Home equity	2,970	1,024	1,910	1,853	2,464
	16,274	13,924	9,440	16,143	14,568
Commercial loans:
Commercial real estate	6,403	16,186	14,265	9,222	10,184
Multifamily residential	—	—	—	—	2,394
Construction/land development	5,042	5,848	9,373	49,708	48,387
Commercial business	2,173	2,289	29	502	951
	13,618	24,323	23,667	59,432	61,916
Total nonaccrual loans	$29,892	$38,247	$33,107	$75,575	$76,484
Nonaccrual loans to total loans	2.23%	2.94%	2.62%	5.66%	5.69%

Other real estate owned:
Consumer
Single family residential	$4,071	$2,787	$3,142	$3,243	$6,600
	4,071	2,787	3,142	3,243	6,600
Commercial
Commercial real estate	10,283	3,489	3,184	284	2,055
Construction/land development	9,587	10,727	34,292	28,113	29,917
	19,870	14,216	37,476	28,397	31,972
Total other real estate owned	$23,941	$17,003	$40,618	$31,640	$38,572

Nonperforming assets:
Consumer
Single family residential	$17,375	$15,687	$10,672	$17,533	$18,704
Home equity loans	2,970	1,024	1,910	1,853	2,464
	20,345	16,711	12,582	19,386	21,168
Commercial
Commercial real estate	16,686	19,675	17,449	9,506	12,239
Multifamily residential	—	—	—	—	2,394
Construction/land development	14,629	16,575	43,665	77,821	78,304
Commercial business	2,173	2,289	29	502	951
	33,488	38,539	61,143	87,829	93,888
Total nonperforming assets	$53,833	$55,250	$73,725	$107,215	$115,056
Nonperforming assets to total assets	2.05%	2.20%	3.04%	4.53%	5.08%

HomeStreet, Inc. and Subsidiaries
Delinquencies by Loan Class

(in thousands)	30-59 days past due	60-89 days past due	90 days or more past due (1)	Total past due	Current	Total loans

December 31, 2012
Consumer loans
Single family residential	$11,916	$4,732	$53,962	$70,610	$603,255	$673,865
Home equity	787	242	2,970	3,999	132,747	136,746
	12,703	4,974	56,932	74,609	736,002	810,611
Commercial loans
Commercial real estate	—	—	6,403	6,403	355,476	361,879
Multifamily residential	—	—	—	—	17,012	17,012
Construction/land development	—	—	5,042	5,042	65,991	71,033
Commercial business	—	—	2,173	2,173	77,403	79,576
	—	—	13,618	13,618	515,882	529,500
	$12,703	$4,974	$70,550	$88,227	$1,251,884	$1,340,111
As a % of total loans	0.95%	0.37%	5.26%	6.58%	93.42%	100.00%

December 31, 2011
Consumer loans
Single family residential	$7,694	$8,552	$47,861	$64,107	$432,827	$496,934
Home equity	957	500	2,464	3,921	155,015	158,936
	8,651	9,052	50,325	68,028	587,842	655,870
Commercial loans
Commercial real estate	—	—	10,184	10,184	391,955	402,139
Multifamily residential	—	—	2,394	2,394	53,985	56,379
Construction/land development	9,916	—	48,387	58,303	115,102	173,405
Commercial business	—	—	951	951	58,880	59,831
	9,916	—	61,916	71,832	619,922	691,754
	$18,567	$9,052	$112,241	$139,860	$1,207,764	$1,347,624
As a % of total loans	1.38%	0.67%	8.33%	10.38%	89.62%	100.00%

(1)
Includes $40.7 million and $35.8 million of single family residential loans past due and still accruing at December 31, 2012 and December 31, 2011 respectively, whose repayments are insured by the FHA or guaranteed by the VA.

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

Troubled Debt Restructurings by Accrual and Nonaccrual Status

(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Accrual
Consumer loans
Single family residential	$67,483	$67,647	$73,743	$70,977	$62,792
Home equity	2,288	2,705	2,538	2,145	2,056
	69,771	70,352	76,281	73,122	64,848
Commercial loans
Commercial real estate	21,071	16,540	16,539	25,778	25,040
Multifamily residential	3,221	6,030	6,038	6,045	6,053
Construction/land development	6,365	13,802	7,875	7,978	8,799
Commercial business	147	154	162	287	191
	30,804	36,526	30,614	40,088	40,083
	$100,575	$106,878	$106,895	$113,210	$104,931
Nonaccrual
Consumer loans
Single family residential	$3,931	$6,210	$1,395	$4,090	$3,801
Home equity	465	64	231	347	419
	4,396	6,274	1,626	4,437	4,220
Commercial loans
Commercial real estate	770	7,716	9,037	—	—
Multifamily residential	—	—	—	—	—
Construction/land development	5,042	5,845	9,370	17,929	18,633
Commercial business	—	22	29	360	687
	5,812	13,583	18,436	18,289	19,320
	$10,208	$19,857	$20,062	$22,726	$23,540
Total
Consumer loans
Single family residential	$71,414	$73,857	$75,138	$75,067	$66,593
Home equity	2,753	2,769	2,769	2,492	2,475
	74,167	76,626	77,907	77,559	69,068
Commercial loans
Commercial real estate	21,841	24,256	25,576	25,778	25,040
Multifamily residential	3,221	6,030	6,038	6,045	6,053
Construction/land development	11,407	19,647	17,245	25,907	27,432
Commercial business	147	176	191	647	878
	36,616	50,109	49,050	58,377	59,403
	$110,783	$126,735	$126,957	$135,936	$128,471

HomeStreet, Inc. and Subsidiaries
Troubled Debt Restructurings (TDRs)

Troubled Debt Restructurings - Re-Defaults

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Recorded investment of re-defaults(1)
Consumer loans
Single family residential	$1,386	$5,123	$1,364	$760	$1,286
Home equity	—	—	—	34	—
	1,386	5,123	1,364	794	1,286
Commercial loans
Commercial real estate	—	7,716	—	—	—
Multifamily residential	—	—	—	—	—
Construction/land development	—	—	—	—	8,264
Commercial business	—	—	29	—	145
	—	7,716	29	—	8,409
	$1,386	$12,839	$1,393	$794	$9,695

(1)
Represents TDRs that have defaulted in the current period within 12 months of their modification date. Defaulted TDRs are reported in the table above based on a payment default definition of 60 days past due for the consumer loans portfolio segment and 90 days past due for the commercial loans portfolio segment.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations

Mortgage Servicing Income

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Servicing income, net:
Servicing fees and other	$7,523	$7,168	$6,705	$6,436	$6,518
Changes in fair value of single family MSRs due to modeled amortization (1)	(6,280)	(5,360)	(4,052)	(4,969)	(4,176)
Amortization of multifamily MSRs	(463)	(598)	(462)	(491)	(366)
	780	1,210	2,191	976	1,976
Risk management, single family MSRs:
Changes in fair value of MSRs due to changes in model inputs and/or assumptions (2)	2,489	(5,565)	(15,354)	7,411	(3,910)
Net gain (loss) from derivatives economically hedging MSRs	(2,618)	4,861	20,254	(514)	7,897
	(129)	(704)	4,900	6,897	3,987
Mortgage servicing income	$651	$506	$7,091	$7,873	$5,963

(1)	Represents changes due to collection/realization of expected cash flows and curtailments over time.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.

Loans Serviced for Others

(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Single family residential
U.S. government agency MBS	$8,508,458	$7,724,562	$7,061,232	$6,530,578	$6,464,815
Other	362,230	385,107	407,750	416,700	420,470
	8,870,688	8,109,669	7,468,982	6,947,278	6,885,285
Commercial
Multifamily	727,118	760,820	772,473	766,433	758,535
Other	53,235	53,617	56,840	59,370	56,785
	780,353	814,437	829,313	825,803	815,320
Total loans serviced for others	$9,651,041	$8,924,106	$8,298,295	$7,773,081	$7,700,605

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Single Family Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Beginning balance	$73,787	$70,585	$79,381	$70,169	$67,471
Originations	17,397	14,121	10,598	6,723	10,759
Purchases	3	6	12	47	25
Changes due to modeled amortization (1)	(6,280)	(5,360)	(4,052)	(4,969)	(4,176)
Net additions and amortization	11,120	8,767	6,558	1,801	6,608
Changes in fair value due to changes in model inputs and/or assumptions (2)	2,489	(5,565)	(15,354)	7,411	(3,910)
Ending balance	$87,396	$73,787	$70,585	$79,381	$70,169
Ratio of MSR carrying value to related loans serviced for others	0.99%	0.91%	0.95%	1.14%	1.02%
MSR servicing fee multiple (3)	3.13	2.81	2.82	3.30	2.91
Weighted-average note rate (loans serviced for others)	4.34%	4.52%	4.69%	4.83%	4.93%
Weighted-average servicing fee (loans serviced for others)	0.31%	0.33%	0.34%	0.35%	0.35%

(1)	Represents changes due to collection/realization of expected future cash flows over time.

(2)	Principally reflects changes in model assumptions and prepayment speed assumptions, which are primarily affected by changes in interest rates.

(3)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

Commercial Multifamily Capitalized Mortgage Servicing Rights

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011
Beginning balance	$7,725	$7,655	$7,420	$7,112	$6,612
Originations	835	668	697	799	866
Amortization	(463)	(598)	(462)	(491)	(366)
Ending balance	$8,097	$7,725	$7,655	$7,420	$7,112
Ratio of MSR carrying value to related loans serviced for others	1.04%	0.95%	0.92%	0.90%	0.87%
MSR servicing fee multiple (1)	2.70	2.47	2.45	2.41	2.42
Weighted-average note rate (loans serviced for others)	5.38%	5.48%	5.54%	5.60%	5.67%
Weighted-average servicing fee (loans serviced for others)	0.38%	0.38%	0.38%	0.37%	0.36%

(1)	Represents the ratio of MSR carrying value to related loans serviced for others divided by the weighted-average servicing fee for loans serviced for others.

HomeStreet, Inc. and Subsidiaries
Five Quarter Mortgage Banking Operations (continued)

Mortgage Banking Activity

	Quarter ended
(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Production volumes:
Single family mortgage closed loan volume (1)	$1,518,971	$1,368,238	$1,068,656	$712,302	$624,111
Single family mortgage interest rate lock commitments	1,254,954	1,313,182	1,303,390	915,141	543,164
Single family mortgage loans sold	1,434,947	1,238,879	962,704	534,310	710,706

Multifamily mortgage originations	$40,244	$20,209	$35,908	$15,713	$49,071
Multifamily mortgage loans sold	33,689	26,515	27,178	31,423	33,461

Net gain on mortgage loan origination and sale activities:
Single family:
Secondary marketing gains	$40,757	$42,021	$29,950	$17,057	$2,669
Provision for repurchase losses	(123)	(526)	(1,930)	(390)	(12)
Net gain from secondary marketing activities	40,634	41,495	28,020	16,667	2,657
Mortgage servicing rights originated	17,397	14,121	10,598	6,723	10,758
Loan origination and funding fees	9,091	8,577	7,070	4,944	4,401
Total single family	67,122	64,193	45,688	28,334	17,816
Multifamily	1,631	1,040	1,039	1,162	1,185
Total net gain on mortgage loan origination and sale activities	$68,753	$65,233	$46,727	$29,496	$19,001

Single family margins (in basis points):
Mortgage servicing rights originated / mortgage loans sold	121	114	110	126	151
Secondary marketing gains, net of repurchase provision / interest rate lock commitments	313(2)	316	215	182	49
Loan origination and funding fees / mortgage originations(1)	60	63	66	69	71
Composite Margin	494(2)	493	391	377	271

(1)	Represents single family mortgage production volume designated for sale during each respective period.

(2)
Excludes the impact of a $1.3 million correction that was recorded in secondary marketing gains in the fourth quarter of 2012 for the cumulative effect of an error in prior years related to the fair value measurement of loans held for sale. Including the impact of this correction, the secondary marketing gain margin and Composite Margin were 324 and 505 basis points, respectively, in the fourth quarter of 2012.

HomeStreet, Inc. and Subsidiaries
Five Quarter Deposits

(in thousands)	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012	Mar. 31, 2012	Dec. 31, 2011

Deposits by Product:
Noninterest bearing accounts - checking and savings	$83,563	$77,149	$64,404	$68,245	$69,276
Interest bearing transaction and savings deposits:
NOW accounts	174,699	172,086	170,098	154,670	138,936
Statement savings accounts due on demand	103,932	104,239	88,104	79,438	66,898
Money market accounts due on demand	683,906	675,363	630,798	559,563	499,457
Total interest bearing transaction and savings deposits	962,537	951,688	889,000	793,671	705,291
Total transaction and savings deposits	1,046,100	1,028,837	953,404	861,916	774,567
Certificates of deposit	655,467	684,604	755,646	890,694	1,033,798
Noninterest bearing accounts - other	275,268	268,373	195,699	248,023	201,390
Total deposits	$1,976,835	$1,981,814	$1,904,749	$2,000,633	$2,009,755

Percent of total deposits:
Noninterest bearing accounts - checking and savings	4.2%	3.9%	3.4%	3.4%	3.4%
Interest bearing transaction and savings deposits:
NOW accounts	8.8%	8.7%	8.9%	7.7%	6.9%
Statement savings accounts due on demand	5.3%	5.3%	4.6%	4.0%	3.3%
Money market accounts due on demand	34.6%	34.1%	33.1%	28.0%	24.9%
Total interest bearing transaction and savings deposits	48.7%	48.1%	46.6%	39.7%	35.1%
Total transaction and savings deposits	52.9%	52.0%	50.0%	43.1%	38.5%
Certificates of deposit	33.2%	34.5%	39.7%	44.5%	51.4%
Noninterest bearing accounts - other	13.9%	13.5%	10.3%	12.4%	10.1%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%